Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 13, 2024 (except for the presentation of discontinued operations as described in Note 24, as to which the date is June 6, 2025), in the Registration Statement (Form S-1) and the related Prospectus of Advent Technologies Holdings, Inc. for the registration of up to 987,036 shares of its common stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

August 18, 2025